Wildermuth Endowment Strategy Fund
Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Daniel Wildermuth, Principal Executive Officer of the Wildermuth Endowment Strategy Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Daniel Wildermuth
Daniel Wildermuth
Trustee, Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)
Date: September 2, 2016

I, Gerard Scarpati, Principal Financial Officer of the Wildermuth Endowment Strategy Fund, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Gerard Scarpati
Gerard Scarpati
Treasurer and Chief Financial Officer
(Principal Financial Officer)
Date: September 2, 2016

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wildermuth Endowment Strategy Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Wildermuth Endowment Strategy Fund and will be retained by the Wildermuth Endowment Strategy Fund and furnished to the Securities and Exchange Commission or its staff upon request.